EXHIBIT 10.8

ZEVIA LLC, A DELAWARE LIMITED LIABILITY COMPANY

NOTICE OF RESTRICTED CLASS C COMMON UNIT AWARD

This constitutes a Notice of Restricted Class C Common Unit Award (“Notice of Grant”) granted pursuant to the Zevia 2020 Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Limited Liability Company Agreement of Zevia LLC, as such may be amended from time to time, as applicable.

Name:

Address:

You (“you” or “Participant”) have been granted an award of Restricted Class C Common Units (“RCCCUs”), subject to the terms and conditions of the attached Restricted Class C Common Unit Agreement (hereinafter “RCCCU Agreement”), as follows:

Total Number of RCCCUs:

RCCCU Start Date:

Date of Grant:

RCCCU Grant Date Price per RCCCU:

Vesting: 100% upon a Vesting Event (as defined below); provided, however that, except as otherwise provided in the RCCCU Agreement, this RCCCU shall terminate if you cease to be an employee, officer or manager of the Company or an Affiliate, or a consultant, adviser, or other individual which provides services to the Company or an Affiliate prior to the occurrence of the Vesting Event.

Vesting Events: Except as otherwise provided in the RCCCU Agreement, the earlier to occur of the following events shall be the vesting date with respect to the RCCCUs: (i) the earlier to occur of (A) the date that is six months after the effective date of an IPO or (B) the termination of the Lockup Period (as defined in the RCCCU Agreement); or (ii) the date of a Change of Control (either of the foregoing (i) or (ii) being a “Vesting Event”).

Settlement: You shall not have any right in, to or with respect to any of the Units (including any voting rights or rights with respect to dividends or distributions paid on the Common Units) issuable under the RCCCUs until the RCCCUs are settled by the issuance of such Units to you.

You acknowledge that the vesting of the RCCCUs granted pursuant to this Notice of Grant is generally conditioned on the occurrence of a Vesting Event while you remain employed by or providing services to the Company.

This Notice of Grant may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

By your signature and the signature of the Company’s representative on this Notice of Grant, you and the Company agree that this RCCCU is granted under and governed by the terms and conditions of this Notice of Grant and the RCCCU Agreement. You have reviewed this Notice of Grant and the RCCCU Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Notice of Grant, and fully understand all provisions of this Notice of Grant and the RCCCU Agreement.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Notice of Grant and the RCCCU Agreement. You further agree to notify the Company upon any change in your residence address.

[ ]	ZEVIA LLC

By:
Name:
Title:

ZEVIA LLC, A DELAWARE LIMITED LIABILITY COMPANY

RESTRICTED CLASS C COMMON UNIT AGREEMENT

Capitalized terms not otherwise defined in the Notice of Grant (as defined below) or herein shall have the meanings set forth in the Zevia 2020 Incentive Plan (the “Plan”) or the Limited Liability Company Agreement of Zevia LLC, a Delaware limited liability company (the “Company”), as such may be amended from time to time (the “LLC Agreement”), as applicable. All other capitalized terms shall have the defined meanings in this Restricted Class C Common Unit Agreement (this “Agreement”).

1. Issuance of Units. You have been granted Restricted Class C Common Units (“RCCCUs”) subject to the terms, restrictions and conditions of the Notice of Restricted Class C Common Unit Grant (“Notice of Grant”), this Agreement and the Plan, which is incorporated herein by reference. Subject to the Plan, this Agreement and the Notice of Grant, including Section 11 hereof, one Class C Common Unit shall be issuable in accordance with Section 3 for each RCCCU subject to the grant upon vesting of such RCCCUs.

2. Vesting. The RCCCUs shall vest as set forth in the Notice of Grant; provided, however, that in the event of a termination of the Participant’s employment or service relationship with the Company as a result of the Participant’s death or Disability, the RCCCUs shall become fully vested as of the date of such termination and such date shall be considered the “Vesting Event” hereunder. As used herein, “Disability” means the Participant is unable to perform each of the essential duties of the Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

3. Deferred Settlement.

(a) The Participant shall be entitled to receive one Class C Common Unit for each RCCCU granted hereunder that vests on the following schedule: one-third of the vested RCCCUs shall be settled on each of the first three anniversaries of the Vesting Event (rounding down to the nearest whole Class C Common Unit for each of the first two anniversaries, with the remainder settling on the third anniversary); provided, however, that any vested RCCCUs which have not been previously settled pursuant to this Section 3(a) shall be settled on the earliest to occur of:

(i) the Participant’s “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h); or

(ii) a Change of Control that constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

(b) In the event that an IPO occurs prior to the settlement date under Section 3(a), the Board may equitably adjust the RCCCUs to provide for settlement in equity securities of the entity whose equity securities were offered in such IPO.

4. No Transfer. The RCCCUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, directly or indirectly.

5. Termination. Except as set forth in Section 2, if Participant’s employment or consulting or independent contractor relationship terminates for any reason prior to the occurrence of a Vesting Event, the RCCCUs shall be forfeited for no consideration.

6. Acknowledgement. The Company and Participant agree that the RCCCUs are granted under and governed by the Notice of Grant and this Agreement. Participant: (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RCCCUs subject to all of the terms and conditions set forth herein and the Notice of Grant.

7. Withholding of Tax.

(a) Tax Liability. Participant is ultimately liable and responsible for all taxes owed by Participant in connection with the RCCCUs, regardless of any action the Company takes with respect to any Tax Withholding Obligations (as defined below) that arise in connection with the RCCCUs. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the RCCCUs, including the grant, vesting, settlement, assignment, release or cancellation of the RCCCUs, the delivery of the Class C Common Units, the subsequent sale of any Class C Common Units acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the grant to reduce or eliminate the Participant’s tax liability.

(b) Payment of Withholding Taxes. Prior to any event in connection with the grant (e.g., vesting or settlement) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), the Participant must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Unit Withholding. If permissible under applicable laws, the Participant authorizes the Company to, as determined in the Board’s sole discretion, withhold from those Class C Common Units otherwise issuable to the Participant the whole number of Class C Common Units sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Participant acknowledges that the withheld Class C Common Units may not be sufficient to satisfy the Participant’s minimum Tax Withholding Obligation. Accordingly, the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Class C Common Units described above.

(ii) By Sale of Units. Unless the Participant determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Participant’s acceptance of this grant constitutes the Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to, as and to the extent permitted in the Board’s sole discretion, sell on the Participant’s behalf a whole number of Class C Common Units from those Class C Common Units issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Class C Common Units will be sold on the day such Tax Withholding Obligation arises or as soon thereafter as practicable. Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant. Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Participant’s minimum Tax Withholding Obligation. Accordingly, the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Class C Common Units described above.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five business days (or such fewer number of business days as determined by the Board) before any Tax Withholding Obligation arises, the Participant may elect to satisfy the Participant’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Board.

Notwithstanding the foregoing, the Company also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Participant by the Company. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the grant, the Participant agrees to pay the Company the amount of such deficiency in cash within five days after receiving a written demand from the Company to do so, whether or not Participant is an employee of the Company at that time.

8. U.S. Tax Consequences and Section 409A.

(a) General. Participant acknowledges that there will be tax consequences upon vesting and settlement of the RCCCUs and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such event. Notwithstanding anything to the contrary in this Agreement, the Company makes no representations regarding any particular tax treatment.

(b) Section 409A. This Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall, as applicable, comply with or be exempt from the requirements of Section 409A of the Code, and, accordingly, this Agreement shall be interpreted to the fullest extent possible to reflect and implement such intent. Notwithstanding any provision in this Agreement to the contrary, if on his or her “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), the Participant is deemed to be a “specified employee” within the meaning of Section 409A of the Code, any payments or benefits due upon such separation from service that constitute a “deferral of compensation” within the meaning of Section 409A of the Code and which do not otherwise qualify under the exemptions under Treasury Regulation Section 1.409A-1 (including, without limitation, the short-term deferral exemption and the permitted payments under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Participant on the earlier of (i) the date following the date that is six months after the Participant’s separation from service or (ii) the date of the Participant’s death.

9. Lock-Up Agreement.

(a) Agreement. The Participant, if requested by the Company and the lead underwriter of any public offering of the Common Units of the Company (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Units of the Company or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Units of the Company (except Common Units of the Company included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify (the “Lockup Period”). The Participant further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Unit subject to the lock-up period until the end of such period. The Company and the Participant acknowledge that each Lead Underwriter of a public offering of the Company’s units, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

(b) No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Common Units of the Company until the earlier of (i) the expiration of the lock-up period specified in Section 9(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 9 may not be amended or waived except with the consent of the Lead Underwriter.

10. Nature of RCCCUs. In accepting the RCCCUs and signing the Notice of Grant, the Participant acknowledges and agrees that:

(a) the RCCCUs are voluntary and occasional and do not create any contractual or other right to receive future award of units of the Company, or benefits in lieu of units of the Company, even if Units of the Company have been awarded repeatedly in the past;

(b) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(c) the Participant’s participation in the Plan and receipt of the RCCCUs shall not create a right to any employment with the Participant’s employer and shall not interfere with the ability of the Company or any Affiliate to terminate the Participant’s employment or service relationship, if any, at any time;

(d) the RCCCUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate;

(e) in the event that the Participant is not an employee of the Company or any Affiliate, the RCCCUs and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Affiliate;

(f) the future value of the underlying Units is unknown and cannot be predicted with certainty;

(g) in consideration of the RCCCUs, no claim or entitlement to compensation or damages shall arise from cancellation of the RCCCUs or diminution in value of the RCCCUs or Units acquired upon vesting of the RCCCUs, resulting from termination of the Participant’s employment or service relationship by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the RCCCUs, the Participant irrevocably releases the Company and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice of Grant, the Participant shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

(h) except as set forth in Section 2, in the event of termination of the Participant’s employment or service relationship with the Company or any Affiliate (whether or not in breach of local labor laws), the Participant’s right to receive RCCCUs and to vest in such RCCCUs, if any, will terminate effective as of the date that the Participant is no longer providing services and will not be extended by any notice period mandated under local law (e.g., providing services and a period of employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of the Participant’s employment or service relationship with the Company or any Affiliate (whether or not in breach of local labor laws), the Board shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the RCCCUs;

(i) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s receipt of the RCCCUs or the Participant’s acquisition or sale of the underlying Units of the Company; and

the Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisers regarding the Participant’s receipt of the RCCCUs.

11. Compliance with Laws and Regulations. Vesting and settlement of the RCCCUs will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Board may request of Participant for compliance with applicable laws) with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s equity may be listed or quoted at the time of such issuance or transfer.

12. Successors and Assigns. The Company may assign any of its rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

13. Entire Agreement; Severability. The Notice of Grant is incorporated herein by reference. The Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any other form of equity award (such as unit options) that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

14. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or any Affiliate or Subsidiary of the Company, to terminate Participant’s employment, consulting relationship or independent contractor relationship, for any reason, with or without cause.

15. Governing Law. The Notice of Grant and this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving regard to the conflict of laws provisions thereof.